UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2020

Centric Brands Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

350 5th Avenue, 6th Floor, New York, New York	10118
(Address of Principal Executive Offices)	(Zip Code)

(646) 582-6000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	CTRC	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

The information set forth in Item 1.03 below with respect to the DIP Facilities and RSA (each defined below) are incorporated herein by reference.

Item 1.03 – Bankruptcy or Receivership.

Voluntary Petition for Reorganization

On May 18, 2020 (the “Petition Date”), Centric Brands Inc. (the “Company”) and certain of its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). The Company has requested joint administration of the Chapter 11 Cases under the caption  In re: Centric Brands Inc., et al., Case No. 20-22636.

The Company will continue to operate its business as debtor in possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. The Company intends to continue to operate its businesses in the ordinary course during the pendency of the Chapter 11 Cases. To ensure continuation of ordinary course operations including maintenance of the Company’s employee wage and benefit programs, the Company filed customary “first day” motions with the Bankruptcy Court.

Restructuring Support Agreement

In connection with the Chapter 11 Cases, on May 17, 2020, the Debtors entered into a Restructuring Support Agreement (the “RSA”) with certain of its creditors and equityholders, specifically: (i) such creditors consisting of at least 50.1% of the holders of the First Lien Revolving Loan Claims (as defined below) that collectively hold at least 66.67% of the aggregate principal amount of the First Lien Revolving Loan Claims (collectively, the “Consenting First Lien Revolving Loan Lenders”), (ii) such creditors consisting of at least 50.1% of the holders of the First Lien Term Loan Claims (as defined below) that collectively hold at least 66.67% of the aggregate principal amount of the First Lien Term Loan Claims (collectively, the “Consenting First Lien Term Loan Lenders” and, together with the Consenting First Lien Revolving Loan Lenders, the “Consenting First Lien Lenders”), (iii) such creditors consisting of at least 50.1% of the holders of the Second Lien Claims (as defined below) that collectively hold at least 66.67% of the aggregate principal amount of the Second Lien Claims (collectively, the “Consenting Second Lien Lenders”), (iii) all of the lenders under the DIP Facilities (as defined below) (collectively, the “Consenting DIP Lenders,” and together with the Consenting First Lien Lenders and the Consenting Second Lien Lenders, the “Consenting Creditors”), and (iv) certain holders of the Company’s common stock (the “Specified Equity Holders” and, together with the Consenting Creditors, the “Consenting Stakeholders”).  The RSA contemplates the implementation of a financial restructuring of the Debtors through, among other things, a conversion of more than $700 million of the Debtors’ funded debt into equity (such transactions, collectively, the “Restructuring”). The Restructuring will be effectuated through a joint plan of reorganization (the “Plan”) under the Bankruptcy Code.  The material terms of the Restructuring are set forth in the term sheet attached as Exhibit A to the RSA (collectively, with the exit facility term sheet, the DIP term sheets, the governance term sheet, and all other exhibits and agreement attached thereto, the “Term Sheet”).

The RSA includes certain covenants on the part of each of the Debtors and the Consenting Stakeholders, including, among other things, the agreement of each of the Consenting Stakeholders to (i) support the Restructuring, (ii) not object to, delay, impede, or take any other action that is reasonably likely to interfere with acceptance, implementation, or consummation of the Restructuring, (iii) not propose, file, solicit, support, or vote for any Alternative Restructuring Proposal (as defined in the RSA), and, in the case of each Consenting Creditor, to (a) vote any claim or interest it holds against the Debtors in favor of the acceptance of the Plan, (b) not change, withdraw, amend or revoke (or cause to be changed, withdrawn, amended or revoked) any vote cast to accept the Plan and (c) not to opt out of the releases set forth in the Plan.  Additionally, under the RSA, each of the Specified Equity Holders, subject to effectiveness of the Plan, has agreed waive all claims against the Debtors other than claims related to rights or defenses arising under or related to indemnification and insurance provisions to be implemented pursuant to the Plan.

Under the RSA, the Debtors have agreed to, among other things, (i) support and take all steps reasonably necessary and desirable, or reasonably requested by the Required Consenting Creditors (as defined in the RSA), to consummate the Restructuring, including to meet the applicable Milestones (as defined below), (ii) support and take all steps reasonably necessary and desirable to obtain orders approving entry into the DIP Facilities (as defined below), confirming the Plan and approving the disclosure statements thereto, (iii) continue operating their businesses in the ordinary course, (iv) not seek, solicit, propose or support an any Alternative Restructuring Proposals, (v) not take any actions inconsistent in any material respect with consummation of the Restructuring, and (vi) provide draft copies of all material motions, applications, or other documents that the Debtors intend to file with the Bankruptcy Court to counsel to the Consenting Creditors prior to the date when the Debtors intend to file such document.

Each of the parties to the RSA may terminate the RSA (and thereby their support for the Plan) under certain limited circumstances (subject, in certain cases, to cure rights, including without limitation, the failure to achieve the Milestones, certain material breaches of the RSA by the other parties thereto, and, in the case of the Company, a good faith determination by the Company’s board of directors (the “Board”) (after consulting with outside counsel) that taking certain actions, or refraining to take certain actions, under the RSA would be inconsistent with its fiduciary duties or applicable law.

The RSA contains certain milestones relating to the Chapter 11 Cases (the “Milestones”), which include the dates by which the Debtors are required to file the Plan and disclosure statement with the Bankruptcy Court and obtain certain approval orders of the Bankruptcy Court.  In addition, the Milestones include the obligation of the Debtors to emerge from chapter 11 protection no later than 160 days after the Petition Date.

Additionally the RSA sets forth the terms, as between the lenders under the DIP Facilities, with respect to additional financing requests from the Debtors following the Petition Date (the “Supplemental DIP Financing”).  Under the terms of the Supplemental DIP Financing, Consenting First Lien Lenders, on the one hand, and Consenting Second Lien Lenders and Consenting DIP Term Loan Lenders, on the other hand, shall be offered on a ratable basis the right to provide an aggregate of thirty percent (30%), in the case of Consenting First Lien Lenders, and seventy percent (70%), in the case of Consenting Second Lien Lenders and/or Consenting DIP Term Loan Lenders, of any such Supplemental DIP Financing, on a pari passu basis vis-à-vis the First Lien Term Loan Claims.

The following is a summary of the material terms of the Restructuring that are set forth in the Term Sheet:

Recoveries:

DIP Term Loan Claims: Each holder of a claim with respect to the DIP Term Loan Credit Facility (the “DIP Term Loan Claims”) will receive indebtedness (the “New First Lien Term Loans”) under a new first lien term loan facility (the “New First Lien Term Loan Facility”), as summarized further below, with a face amount equal to the face amount of such DIP Term Loan Claims.

DIP Revolving Loan Claims: Each holder of a claim with respect to the DIP Revolving Credit Facility (as defined below) (the “DIP Revolving Loan Claims”) will receive either (i) the face amount of its DIP Revolving Loan Claims of indebtedness (the “New First Lien Revolving Loans”) under a new first lien asset based revolving loan facility (the “New First Lien Revolving Loan Facility”), as summarized further below, or (ii) in the event the New First Lien Revolving Loan Facility is not entered into because the conditions to closing thereof have not been satisfied or waived, payment in full in cash.

PNC Securitized Debt Claims:  Claims with respect to the trade receivables securitization facility (the “Receivables Facility”) with PNC Bank, National Association (“PNC”), PNC Capital Markets LLC and certain purchasers party thereto will be treated in a manner acceptable to PNC, the Company, and the Required Consenting Creditors.

First Lien Term Loan Claims: Each holder of a claim with respect to the First Lien Credit Facility (as defined below) (such claims, inclusive of accrued and unpaid interest, the “First Lien Term Loan Claims”) will receive (i) New First Lien Term Loans under the New First Lien Term Loan Facility equal to the amount of its First Lien Term Loan Claims and (ii)  its pro rata share of 30% of the equity in Reorganized Centric (such equity, the “New Centric Equity”), subject to dilution by a management incentive plan to be established by the governing board of Reorganized Centric (the “Permitted Dilution”).

Second Lien Credit Facility Claims: Claims with respect to the Second Lien Credit Facility (as defined below) will be divided into (i) secured claims (the “Second Lien Secured Claims”) and (ii) deficiency claims which will be treated as general unsecured claims (such deficiency claims, the “Second Lien Deficiency Claims” and collectively with the Second

Lien Secured Claims, the “Second Lien Credit Facility Claims”). Each holder of a Second Lien Secured Claim will receive on account of such claim, its pro rata share of 70% of the New Centric Equity, subject to the Permitted Dilution.

General Unsecured Claims: The treatment of general unsecured claims will be determined by and acceptable to the Debtors and the Required Consenting Creditors.

Existing Equity Interests: Upon consummation of the Restructuring, all of the Company’s outstanding common stock will be cancelled and the holders thereof will receive no recovery under the Plan.

The foregoing summary of the RSA, including the RSA Term Sheet, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the RSA and RSA Term Sheet, a copy of which is filed as Exhibit 10.1 to this report.

Exit Facilities:

New First Lien Term Loans: Reorganized Centric will issue New First Lien Term Loans in an aggregate principal amount equal to the sum of (a) the amount of DIP Term Loan Claims plus (b) the amount of all First Lien Term Loan Claims that would mature on the date that is five years after the effective date of the Plan (such date, the “Plan Effective Date”).

New First Lien Revolving Loans: Reorganized Centric will issue New First Lien Revolving Loan Facility in an aggregate principal amount of $275 million (the loans issued thereunder, the “New First Lien Revolving Loans”) that would mature on the date that is four years after the Plan Effective Date.

New Securitized Facility: Reorganized Centric will either (i) enter into a new securitized facility with PNC on terms reasonably acceptable to Reorganized Centric and the Required Consenting Creditors, (ii) the Reorganized Centric will enter into a new receivables facility with third parties (other than PNC), on terms reasonably acceptable to Reorganized Centric and the Required Consenting Creditors or (iii) the New First Lien Revolving Loan Facility will be modified (and the lenders thereunder may include additional lenders other than the DIP Revolving Loan Lenders) with a borrowing base including receivables and inventory, on terms reasonably acceptable to Reorganized Centric and the Required Consenting Creditors and at same or better advance rates and committed facility size.

Debtor-in-Possession Financings

In connection with the RSA, the Company and the other Debtors, subject to approval by the Bankruptcy Court, intend to enter into (a) that certain Senior Secured Priming and Superpriority Debtor-In-Possession Asset-Based Revolving Credit, Security and Guaranty Agreement (the “DIP Revolving Credit Facility”), among the Company, as borrower, the other Debtors, as guarantors, the lenders from time to time party thereto, and ACF Finco I LP, as revolver agent and collateral agent, and (b) that certain Senior Secured Debtor-In-Possession Credit, Security and Guaranty Agreement (the “DIP Term Loan Credit Facility” and, together with the DIP Revolving Credit Facility, the “DIP Facilities”), among the Company, as borrower, the other Debtors, as guarantors, the lenders from time to time party thereto and U.S. Bank National Association, as administrative agent and collateral agent.

DIP Revolving Credit Facility

Pursuant to the terms of the DIP Revolving Credit Facility, and subject to approval by the Bankruptcy Court, the Company will be permitted to borrow and utilize revolving credit loans of up to $275,000,000, subject to a borrowing base comprised of certain of the Company’s inventory, and subject to updated 13-week forecasts to be provided by the Company and approved by certain of the lenders under such facility.  The initial advance under the DIP Revolving Credit Facility shall (i) be deemed to refinance in full all of the Company’s obligations (including issued but undrawn letters of credit) under the Company’s existing revolving credit facility pursuant to that certain First Lien Credit Agreement, dated as of October 29, 2018 (as amended, the “First Lien Facility”), among the Company, each other loan party thereto, the lenders from time to time party thereto (collectively, the “First Lien Lenders”), Ares Capital Corporation, as the administrative agent, ACF Finco I LP, as the revolving agent and the collateral agent, and HPS Investment Partners, LLC, as the documentation agent (the agents are collectively referred to herein as the “First Lien Agents”) and (ii) include up to $20,000,000 in borrowing availability.

Loans under the DIP Revolving Credit Facility carry a margin equal to 5.50% plus the alterative base rate or 6.50% plus LIBOR, as applicable.  The DIP Revolving Credit Facility contains customary representations and warranties, affirmative and negative covenants, and events of default, and requires the Company timely to comply with certain milestones relating to the Chapter 11 Cases.

The obligations under the DIP Revolving Credit Loan Credit Facility are jointly and severally guaranteed by the Debtors, other than the Company, and all of the obligations under such facility secured by substantially all of the assets of the Debtors (subject to certain exclusions).

DIP Term Loan Credit Facility

Pursuant to the terms of the DIP Term Loan Credit Facility, and subject to approval by the Bankruptcy Court, the Company will be permitted to borrow term loans of up to $160,000,000, the use of which will be subject to updated 13-week forecasts to be provided by the Company and approved by certain of the lenders under such facility.  The initial advance under the DIP Term Loan Credit Facility of $120,000,000 shall be used, among other things, (i) for working capital and general corporate purposes, (ii) to pay fees and expenses in connection with the Chapter 11 Cases and (iii) to repay all amounts outstanding with respect to the 2020 term loans issued pursuant to the First Lien Amendment (as defined below).

Loans under the DIP Term Loan Credit Facility carry a margin equal to 7.00% plus the alternative base rate or 8.00% plus LIBOR, as applicable.  The DIP Term Loan Credit Facility contains customary representations and warranties, affirmative and negative covenants, and events of default, and requires the Company timely to comply with certain milestones relating to the Chapter 11 Cases.

The obligations under the DIP Term Loan Credit Facility are jointly and severally guaranteed by the Debtors, other than the Company, and all of the obligations under such facility are secured by substantially all of the assets of the Debtors (subject to certain exclusions).

Amendment to Securitization Facility

The Company and the other Debtors, and the Company’s wholly-owned indirect subsidiary Spring Funding LLC, subject to approval by the Bankruptcy Court, intend to enter into certain amended and restated agreements (the “Receivables Facility Amendments”) relating to its trade receivables securitization facility (the “Receivable Facility”).

Pursuant to the Receivables Facility Amendments, among other things, (i)  the parties agreed to adjust the committed amount of capital of the purchasers available under the facility to $375,000,000, (ii) the parties agreed to adjust the Drawn Fee Rate (as defined in the Receivables Facility) to be LIBOR plus 6.50% (or during any “last out” period, 4.50%), (iii) the purchasers thereunder agreed to pay an advance rate of 75.0% on certain receivables, and (iv) subject to the satisfaction of certain conditions including the agreement by one or more parties to become purchasers under the Receivables Facility, to increase the aggregate amount of capital of the purchasers available under the facility to a maximum amount of $450,000,000.  As amended by the Receivables Facility Amendments, the Receivables Facility will mature on the earlier of, among other things, the Debtors’ consummation of a plan of reorganization and October 31, 2020.  The Receivables Facility may be extended for a one year period following the Debtors’ consummation of a plan of reorganization upon satisfaction by the Debtors of certain Exit Conditions as defined in the Receivables Facility Amendments.

Appointment of Chief Restructuring Officer

On May 17, 2020, the Company authorized the employment of Alvarez & Marsal, LLC, (“A&M”) as the Company’s financial advisor and appointed Joseph J. Sciametta to serve as the Chief Restructuring Officer (“CRO”) of the Company for such a term and in accordance with the terms and conditions of that certain engagement letter, dated as of May 17, 2020 by and among and the Company and A&M (the “A&M Engagement Letter”).  As further set forth in the A&M Engagement Letter, Mr. Sciametta’s authority as CRO shall include, in coordination with the Company’s advisors and management, (a) overseeing all restructuring activities of the Company, (b) overseeing and developing related communications of the Company with its customers, vendors, employees, and other creditors, stakeholders, and parties in interest, and (c) making decisions with respect to the Company’s business related to: (i) the development of, or revisions to, the Company’s business plan and (ii) other restructuring initiatives of the Company, including negotiations with, and proposals to, the Company’s creditors, stakeholders, and other parties in interest, in each case, subject to the direction and final approval of the Board, in all respects.

Amendments and Waivers to Credit Facilities

On May 11, 2020, the Company entered into Amendment No. 3 and Waiver (the “First Lien Amendment”) to the First Lien Credit Agreement.  Capitalized terms used and not otherwise defined in this subsection have the meanings ascribed to such terms in the First Lien Amendment.

Pursuant to the First Lien Amendment, among other things, the Company, the First Lien Agents, certain First Lien Lenders and one more additional persons who became First Lien Lenders in connection therewith agreed to amend the First Lien Facility to establish a new tranche of term loans in an aggregate principal amount of $20,000,000 (the “New Term Loans”) bearing interest at the rate applicable to Revolving Loans thereunder, and having a stated maturity date of May 25, 2020.  The New Term Loans may be used by the Company for working capital and general corporate purposes subject to the terms of the First Lien Facility.

On May 11, 2020, the Company entered into Amendment No. 3 and Waiver (the “Second Lien Amendment”) to its Second Lien Credit Agreement, dated as of October 29, 2018 (as amended), among the Company, each other loan party thereto, the lenders from time to time party thereto (collectively, the “Second Lien Lenders”) and U.S. Bank National Association, as the administrative agent and collateral agent, pursuant to which the Second Lien Lenders consented to the First Lien Amendment, including the incurrence of the New Term Loans.

The foregoing descriptions are only a summary of the material provisions of the First Lien Amendment and the Second Lien Amendment, and are qualified in their entirety by reference to a copy of each of the First Lien Amendment, which is filed as Exhibit 10.2, and the Second Lien Amendment, which is filed as Exhibit10.3, to this Current Report on Form 8-K and incorporated by reference herein.

The foregoing description of the DIP Facilities and Receivables Facility Amendments does not purport to be complete and is qualified in its entirety by reference to the final, executed documents memorializing the DIP Facilities and Receivables Facility Amendments, as approved by the Bankruptcy Court.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.03 regarding the DIP Facilities and the New Term Loans above is incorporated by reference into this Item 2.03.

Item 2.04 – Triggering Events that Accelerate or Increase a Direct Financial Obligation or an obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases above constituted an event of default, and caused the automatic and immediate acceleration of all debt outstanding under or in respect of a number of instruments and agreements relating to direct financial obligations of certain of the Debtors (the “Debt Instruments”). The material Debt Instruments include:

•

First Lien Term Loans: $646.0 million principal amount outstanding, plus accrued and unpaid interest, fees and other expenses arising under or in connection with the first lien credit agreement, dated as of October 29, 2018, as amended, modified, supplemented or otherwise restated to date, among, inter alia, the Company, as borrower, Ares Capital Corporation, as administrative agent, ACF FinCo I LP, as collateral agent, and certain other lenders party thereto (the “First Lien Credit Facility”);

•

Second Lien Term Loans: $712.5 million principal amount outstanding, plus accrued and unpaid interest, fees and other expenses arising under or in connection with the second lien credit agreement, dated as of October 29, 2018, as amended, modified, supplemented or otherwise restated to date, among the Company, as borrower, U.S. Bank National Association, as administrative agent and collateral agent, and certain lenders party thereto;

•	Revolving Loans: $163.9 million principal amount outstanding, plus accrued and unpaid interest, fees and other expenses arising under or in connection with the First Lien Credit Facility;

•

2024 Convertible Notes: $26.5 million principal amount outstanding, plus accrued and unpaid interest, fees and other expenses arising under or in connection with the convertible promissory notes of the Company; and

•

Modified Convertible Notes: $19.2 million principal amount outstanding, plus accrued and unpaid interest, fees and other expenses arising under or in connection with the 6.5% and 7.0% convertible notes due July 2021.

The instruments and agreements relating to the Debt Instruments described above provide that as a result of the commencement of the Chapter 11 Cases, the principal amount, together with accrued and unpaid interest thereon, and in case of the indebtedness outstanding under each of the indentures described above, premium, if any, thereon, shall be immediately due and payable. Any efforts to enforce payment obligations under the Debt Instruments are automatically stayed as a result of the filing of the Chapter 11 Cases and the creditors’ rights of enforcement in respect of the debt instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01 – Regulation FD Disclosure

The Company cautions that trading in its securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for these securities may bear little or no relationship to the actual recovery, if any, by the holders in the Chapter 11 Cases. The Company expects that its stockholders will experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases. Also, as a result of filing the Chapter 11 Cases, the Company anticipates promptly receiving a delisting notice from the Nasdaq Stock Exchange. There is no guarantee the Company will be able to maintain its Nasdaq exchange listing for its common stock.

The Debt Instruments provide that as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. The Debtors believe that any efforts to enforce the financial obligations under the Debt Instruments are stayed as a result of the filing of the Chapter 11 Cases in the Bankruptcy Court.

A copy of the press release dated May 18, 2020 issued by the Company announcing the filing of Chapter 11 Cases is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company has launched a reorganization hotline, accessible to U.S. callers at +1 844-974-2131 (toll-free) and international callers at +1 929-955-3419. Customers, vendors, employees, or other interested parties who may have questions related to the reorganization may call this hotline for more information. In addition, court filings and other documents related to the restructuring are available on a separate website administered by the Company's claims agent, Prime Clerk at https://cases.primeclerk.com/centricbrands.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” related to future events. Forward-looking statements contain words such as “expect,” “anticipate,” “could,” “should,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates and may include, for example, statements regarding the Chapter 11 Cases, the DIP Facilities, the RSA, and its ability to continue operating in the ordinary course while the Chapter 11 Cases are pending. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding the Company’s ability to successfully complete a restructuring under Chapter 11, including: consummation of the restructuring; potential adverse effects of the Chapter 11 Cases on the Company’s liquidity and results of operations; the Company’s ability to obtain timely approval by the Bankruptcy Court with respect to the motions filed in the Chapter 11 Cases; objections to the Company’s DIP Facilities or other pleadings filed that could protract the Chapter 11 Cases; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the Company’s ability to comply with the restrictions imposed by the terms and conditions of the DIP Facilities and other financing arrangements; the Company’s ability to enter into the RSA and comply with the terms and conditions thereof; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 Cases; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, including holders of the Company’s common stock; the Bankruptcy Court’s rulings in the Chapter 11 Cases, including the approvals of the terms and conditions of the DIP Facilities and the RSA, and the outcome of the Chapter 11 Cases generally; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the

Chapter 11 Cases; risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate the Restructuring or an alternative restructuring; increased administrative and legal costs related to the Chapter 11 process; potential delays in the Chapter 11 process due to the effects of the COVID-19 virus; the potential delisting of the Company’s common stock from trading on the Nasdaq Stock Exchange; and other litigation and inherent risks involved in a bankruptcy process. Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports the Company files with the U.S. Securities and Exchange Commission, including those in the Company’s most recent Annual Report on Form 10-K and any updates thereto in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

The information being furnished in this Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits:

Exhibit
Number	Description
10.1

Restructuring Support Agreement, dated as of May 17, 2020, by and among the Consenting First Lien Lenders, the Consenting Second Lien Lenders, the Consenting DIP Lenders, the Specified Consenting Equityholders, and the Debtors.*

10.2

Amendment No. 3 and Waiver to Credit Agreement, dated as of May 11, 2020, by and among Centric Brands Inc., each other loan party thereto, the lenders from time to time party thereto, Ares Capital Corporation, as the administrative agent, ACF Finco I LP, as the revolving agent and the collateral agent, and HPS Investment Partners, LLC, as the documentation agent.*

10.3

Amendment No. 3 and Waiver to Credit Agreement, dated as of May 11, 2020, by and among Centric Brands Inc., each other loan party thereto, the lenders from time to time party thereto and U.S. Bank National Association, as the administrative agent and collateral agent.*

99.1	Press Release dated May 18, 2020.

*The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTRIC BRANDS INC.

Date: May 18, 2020	By:	/s/ Andrew R. Tarshis
		Name:	Andrew R. Tarshis
		Title:	Executive Vice President and General Counsel